Stokes & Company, P.C.
                       1275 K Street, N.W., Suite 1201
                            Washington, D.C. 20005


        CONSENT AND REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANT
As certified public accountants, we hereby consent to the use of our report, dated May 29, 2001, in this Registration Statement, relating to the consolidated financial statements of Covenant EcoNet, Inc., a Nevada corporation, and subsidiary, and Financial Warfare, Inc., a Washington, DC corporation, to all references to our Firm in this Registration Statement.

Sincerely,


/s/     Stokes & Company" P.C.

Stokes & Company, P.C.
Washington, D.C.
June 5, 2001